UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2015

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2015, Twitter, Inc. (“Twitter” or the “Company”) appointed Robert Kaiden, 48, as its Chief Accounting Officer.  From 1989 to May 2015, Mr. Kaiden served in several roles at Deloitte & Touche LLP, a national auditing firm, including as Audit Partner from 2000 to May 2015.  Mr. Kaiden is a certified public accountant and holds a B.A. in Political Science from Hamilton College, an M.S. in Professional Accounting from the University of Hartford and an M.B.A. from The Wharton School of Business at the University of Pennsylvania.  Following Mr. Kaiden’s appointment, Gordon Lee, Twitter’s Controller and Interim Chief Accounting Officer, will continue to serve as Twitter’s Controller.

The Company entered into a letter agreement with Mr. Kaiden, dated April 24, 2015 (the “Offer Letter”), establishing his compensation as Chief Accounting Officer.  Pursuant to terms of the Offer Letter, Mr. Kaiden’s base salary will be $350,000 and Mr. Kaiden will be eligible for an annual discretionary performance bonus of up to 100% of his base salary. Mr. Kaiden will be granted a restricted stock unit award covering 120,000 shares of Twitter common stock that will vest over 4 years as described in the Offer Letter and subject to the terms of the Company’s 2013 Equity Incentive Plan.  The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Mr. Kaiden also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-191552) filed with the Securities and Exchange Commission on October 3, 2013.

There are no arrangements or understandings between Mr. Kaiden and any other persons pursuant to which he was selected as Chief Accounting Officer. There are no family relationships between Mr. Kaiden and the executive officers or directors of the Company and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders

On June 3, 2015, the Company held its annual meeting of stockholders at the Yerba Buena Center for the Arts, YBCA Forum located at 701 Mission Street, San Francisco, California (the "Meeting"). Present at the Meeting in person or by proxy were holders of 569,806,250 shares of Common Stock, representing 87.08% of the voting power of the shares of Common Stock as of April 10, 2015, the record date for the Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

1.	To elect two Class II directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers; and
3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015.

The voting results for each of these proposals are detailed below.

1. Election of Directors

Nominee	For	Withheld	Broker Non-Votes
David Rosenblatt	289,462,541	132,567,501	147,776,208
Evan Williams	411,564,537	10,465,505	147,776,208

Based on the votes set forth above, each director nominee was duly elected to serve until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified.

2. Advisory Vote on the Frequency of Future Stockholder Advisory Votes on Named Executive Officer Compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
356,229,935	13,616,225	49,618,072	568,165	149,773,853

Based on the votes set forth above, the stockholders advised that they were in favor of one year as the frequency of holding a non-binding advisory vote on named executive officer compensation.

3. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
562,874,889	2,484,201	4,447,160

There were no broker non-votes on this proposal.

Based on the votes set forth above, the stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter between the Company and Robert Kaiden, dated as of April 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:/s/ Vijaya Gadde
Vijaya Gadde General Counsel & Secretary

Date:  June 4, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter between the Company and Robert Kaiden, dated as of April 24, 2015.